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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the references to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated January 17, 2000, except for Note 13, as to which the date is February 2, 2000, in the Registration Statement (Form S-1) and related Prospectus of Ask
Jeeves, Inc. for the registration of shares of its common stock.

Ernst & Young LLP
Walnut Creek, California
February 14, 2000